UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2005, America Online Latin America, Inc. ("AOLA") notified the Nasdaq Stock Market that it was not in compliance with the Audit Committee composition requirements as a result of the resignation of Donna J. Hrinak, as noted below in Item 5.02(b). Donna J. Hrinak resigned as a member of the Board of Directors of AOLA on March 28, 2005. Accordingly, AOLA does not have an Audit Committee comprised of three independent directors as required by Nasdaq. AOLA does not expect to be able to regain compliance with this Nasdaq listing requirement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b)
On March 28, 2005, Donna J. Hrinak resigned as a member of the Board of Directors of America Online Latin America, Inc. ("AOLA"). Ms. Hrinak had served as a director of AOLA since July 2004. AOLA does not expect to fill the vacancy created by the resignation of Ms. Hrinak.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

March 31, 2005	By:	/s/ Osvaldo Banos

Name: Osvaldo Banos
Title: Executive Vice President and CFO